Exhibit 99.1

Amarin Reports First Quarter 2012 Financial Results

and Provides Update on Operations

- Conference Call Set for 4:30 p.m. EDT Today -

BEDMINSTER, N.J., and DUBLIN, Ireland, May 8, 2012 — Amarin Corporation plc (Nasdaq: AMRN), a late-stage biopharmaceutical company focused on cardiovascular disease, today announced financial results for the quarter ended March 31, 2012 and provided an update on company operations.

Amarin noted the following highlights since the quarter ended December 31, 2011:

•	Received Notice of Allowance for patent application 12/052,598 known as the EPA with no DHA in a capsule application

•	Strengthened balance sheet with the issuance of $150M exchangeable senior notes ending Q1 2012 with a cash balance of $245.8 million

•	Received notification from FDA that no Advisory Committee meeting will be scheduled in connection with its review of the AMR101 NDA

•	Appointed industry veteran Steve Ketchum to head research and development

•	Continued progress with AMR101 NDA review (PDUFA date of July 26)

“The first quarter was very positive for Amarin as we made significant progress on many fronts highlighted by the Notice of Allowance for the ‘598 patent application,” stated Joseph Zakrzewski, Amarin’s Chairman and Chief Executive Officer. “With the MARINE indication PDUFA date in July 2012, we are advancing our business plan to maximize the value of AMR101 which we believe is differentiated in its class with the potential to redefine lipid management therapy.”

Operational update

AMR101 intellectual property update

A top priority for Amarin in the first quarter of 2012 was, and continues to be the ongoing prosecution of the company’s patent application portfolio consisting of greater than 16 patent applications. On March 20, Amarin announced that the United States Patent Trademark Office issued a Notice of Allowance for Amarin’s patent application 12/052,598 titled “Highly Purified Ethyl EPA and Other EPA Derivatives.” Amarin submitted the fee associated with this application and expects the patent to issue within the customary period. Amarin’s strategy for enhancing the competitive position of AMR101 consists of pursuing robust patent protection, seeking regulatory exclusivity, maintaining trade secrets and taking advantage of manufacturing barriers to entry, with the goal of protecting the commercial potential of AMR101 until 2030 and beyond.

AMR101 regulatory update

Amarin’s New Drug Application (NDA) on file with the U.S. Food and Drug Administration (FDA) requesting approval of AMR101 for use in the treatment of patients with very high triglycerides (≥500

mg/dL), the patient population studied in Amarin’s MARINE Phase 3 trial, has been assigned a Prescription Drug User Fee Act (PDUFA) date of July 26, 2012. Amarin is currently supporting the FDA’s review of the NDA. Amarin reiterates prior guidance regarding expectations for both AMR101 approval in the second half of 2012, and commercial launch in Q1 2013.

Amarin currently plans to file a supplemental NDA (sNDA) for the use of AMR101 in the treatment of patients with high triglyceride levels (≥200 and <500mg/dL) who are also on statin therapy for elevated low-density lipoprotein cholesterol, or LDL-C levels (mixed dyslipidemia), or what the company refers to as the ANCHOR indication. This population was studied in Amarin’s ANCHOR Phase 3 trial. The sNDA for this indication can be submitted once the submitted NDA for the MARINE indication is approved and Amarin’s cardiovascular outcomes study, REDUCE-IT, is substantially underway as determined by the FDA.

The MARINE, ANCHOR and REDUCE-IT studies are each conducted under a Special Protocol Assessment (SPA) agreement with the FDA. An SPA represents agreement between the FDA and a company on the design and analysis of a clinical trial before it begins.

Outcomes study update

Amarin’s REDUCE-IT cardiovascular outcomes study, designed to evaluate the efficacy of AMR101 in reducing major cardiovascular events in a high-risk patient population on statin therapy, is currently underway with the first patient dosed in December 2011. The REDUCE-IT outcomes study is estimated to be completed in about six years and is anticipated to include approximately 8,000 patients. Amarin expects to have the REDUCE-IT outcomes study substantially underway by the end of 2012.

Anticipated presentations

As part of Amarin’s program for communicating further details of its clinical results, Amarin expects to present posters at May and June conferences of the National Lipid Association, the American Diabetes Association and the International Society for the Study of Fatty Acids and Lipids.

In addition, Amarin is scheduled to present at various upcoming investor conferences, including the 2012 Jefferies Global Healthcare conference (New York, June 7), the 32nd Annual Canaccord Genuity Growth Conference (Boston, August 14-16) and the Wedbush 2012 Life Sciences Management Access Conference (New York, August 14-15).

Financial update

Amarin reported cash and cash equivalents of $245.8 million at March 31, 2012. This cash balance includes proceeds from the issuance in January 2012 of $150 million in 3.5% exchangeable senior notes due 2032, the net proceeds of which were approximately $144.3 million.

During the three months ended March 31, 2012, net cash outflows were approximately $15.9 million. Included in these cash outflows were $4.7 million paid to clinical research organizations in connection with Amarin’s AMR101 clinical trial activities as well as various costs associated with commercial readiness and expanded patent prosecution.

Under U.S. Generally Accepted Accounting Principles (GAAP), Amarin reported net loss of $88.3 million in the first quarter of 2012, or basic and diluted loss per share of $0.65, primarily due to a $66.2 million non-cash loss on the change in value of the warrant derivative liability. In the first quarter of 2011, GAAP net income was $18.3 million (basic income per share of $0.15 and diluted income per share of $0.12), primarily due to a $25.3 million non-cash gain on the change in value of derivative.

Excluding non-cash gains or losses for share-based and warrant-based compensation and change in value of derivative, non-GAAP adjusted net loss was $15.8 million for the first quarter of 2012 (basic and diluted loss per share of $0.12), compared to a non-GAAP adjusted net loss of $6.2 million (basic and diluted earnings per share of $0.05) for the same period in the prior year.

As of March 31, 2012, Amarin had approximately 136.4 million ADSs outstanding as well as approximately 21.1 million warrants, 12.8 million stock options and 0.6 million restricted stock units outstanding at average exercise prices of $1.48, $5.91 and $8.86, respectively. In addition, the $150 million of 3.5% exchangeable senior notes due 2032 issued in January 2012 are exchangeable, subject to certain conditions, into up to approximately 17.0 million ADSs. The notes accrue interest at an annual rate of 3.5%, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2012. The notes mature on January 15, 2032, unless earlier repurchased or redeemed by the company or exchanged by the holders.

Conference call and webcast information

Amarin will host a conference call at 4:30 p.m. EDT today, May 8, 2012. To participate in the call, please dial (877) 407-0778 within the United States or (201) 689-8565 from outside the United States. A replay of the call will be made available for a period of two weeks following the conference call. To hear a replay of the call, dial (877) 660-6853 (inside the U.S.) or (201) 612-7415 (outside the U.S.). A replay of the call will also be available through Amarin’s website shortly after the call. For both dial-in numbers please use account number 286 and conference ID 393499. The conference call can also be heard live through the investor relations section of Amarin’s website at www.amarincorp.com.

Use of non-GAAP adjusted financial information

Included in this press release and the conference call referenced above are non-GAAP adjusted financial information as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net loss was derived by taking GAAP net loss and adjusting it with non-cash gains or losses for share-based compensation, warrant compensation, and change in value of derivative. The company’s management believes that these non-GAAP adjusted measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

About AMR101

AMR101 (icosapent ethyl) is an ultra pure omega-3 fatty acid, comprising not less than 96% EPA (icosapent ethyl), that Amarin is developing as a treatment for patients with very high triglyceride levels (≥500 mg/dL), and for patients with high triglyceride levels (≥200 and < 500mg/dL) who are also on statin therapy for elevated low-density lipoprotein cholesterol, or LDL-C, levels (which we refer to as mixed dyslipidemia). The efficacy and safety of AMR101 were studied in two Phase 3 clinical trials, the MARINE trial, which studied patients with very high triglyceride levels, and the ANCHOR trial, which studied patients with high triglyceride levels who were also on statin therapy for elevated LDL-C levels. These two Phase 3 clinical trials showed favorable results in triglyceride reduction compared to placebo in the studied patient populations. Reduction in triglyceride levels was achieved without a statistically significant increase in LDL-C levels, and in the 4 gram AMR101 ANCHOR results, with a statistically significant decrease in LDL-C levels. These trials also showed favorable results, particularly with the 4 gram dose of AMR101, in other important lipid and inflammation biomarkers, including Apo-B, non-HDL-C, Total-Cholesterol, VLDL-C, Lp-PLA2, and hs-CRP. In these trials, AMR101 exhibited a safety profile comparable to placebo. In December 2011, Amarin commenced patient dosing in a cardiovascular outcomes study of AMR101, titled REDUCE-IT (Reduction of Cardiovascular Events with EPA — Intervention Trial), that is designed to evaluate the efficacy of AMR101 in reducing major cardiovascular events in a high risk patient population on statin therapy.

About Amarin

Amarin Corporation plc is a late-stage biopharmaceutical company with expertise in lipid science focused on the treatment of cardiovascular disease. Amarin has filed a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for the use of its lead product candidate, AMR101, in the treatment of patients with very high triglyceride levels (the population studied in Amarin’s MARINE trial), and the FDA has assigned a Prescription Drug User Fee Act (PDUFA) date of July 26, 2012. Amarin plans to separately seek approval for use of AMR101 in the treatment of patients with high triglyceride levels who are also on statin therapy for elevated LDL-C levels, the population studied in the ANCHOR trial, if the FDA approves the MARINE indication and after the REDUCE-IT cardiovascular outcomes trial is substantially underway. Each of the MARINE, ANCHOR and REDUCE-IT studies is the subject of a Special Protocol Assessment (SPA) agreement with the FDA. Amarin also has next-generation lipid candidates under evaluation in preclinical development.

Forward looking statements

This press release contains forward-looking statements, including statements about the timing of FDA decisions regarding AMR101 and the likelihood of advisory committee review, the efficacy, safety and therapeutic benefits of AMR101, Amarin plans to seek approval for its product candidates, prepare for commercialization of its product candidates, obtain patent protection and regulatory exclusivity for its product candidates, maintain trade secrets, take advantage of manufacturing barriers to entry, enroll patients in its cardiovascular outcomes study and expected costs related thereto and publish data from its studies. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: uncertainties associated generally with research and development, clinical trials and related regulatory approvals; the risk that SPAs are not a guarantee that FDA will approve a product candidate upon submission; the risk that FDA may not complete its review of the NDA by the PDUFA goal date or grant new chemical entity regulatory exclusivity to AMR101; the risk that historical clinical trial enrollment and randomization rates may not be predictive of future results and related cost may increase beyond expectations; the risk that patent applications may not result in issued patents, issued patents may not prevent competitors from competing with AMR101, trade secrets may not be maintained and that circumstances that create manufacturing barriers to entry may not last; and the risk that publications of scientific data may not accept proposals to publish AMR101 data. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Amarin’s product candidates are in various stages of development and are not available for sale or use outside of approved clinical trials. Nothing in this press release should be construed as marketing the use of such product candidates.

Investor contact information:

Stephen D. Schultz

Senior Director, Investor Relations and Corporate Communications

Amarin Corporation

In U.S.: +1 (860) 572-4979 x292

investor.relations@amarincorp.com

Lee M. Stern

The Trout Group

In U.S.: +1 (646) 378-2922

lstern@troutgroup.com

Media Contact Information:

David Schull or Martina Schwarzkopf, Ph.D.

Russo Partners

In U.S.: +1 (212) 845-4271 or +1 (212) 845-4292 (office)

+1 (347) 591-8785 (mobile)

david.schull@russopartnersllc.com

martina.schwarzkopf@russopartnersllc.com

CONSOLIDATED BALANCE SHEET DATA

(U.S. GAAP)

	March 31, 2012	December 31,2011
	(in thousands)

ASSETS

Current Assets
Cash and cash equivalents	$245,822	$116,602
Deferred tax asset	533	533
Other current assets	4,968	1,837

Total Current Assets	$251,323	$118,972

Property, plant and equipment, net	492	432
Deferred tax asset	7,368	4,734
Other long term assets	1,657	2,241

Total Assets	$260,840	$126,379

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$4,568	$4,419
Accrued expenses and other liabilities	5,016	4,033

Total current liabilities	$9,584	$8,452

Long-Term Liabilities
Warrant derivative liability	191,387	123,125
Long term debt and other long-term liabilities	124,283	764

Total liabilities	$325,254	$132,341

Stockholders’ Deficit
Common Stock	113,790	113,321
Additional paid-in capital	478,757	449,393
Treasury Stock	(217)	(217)
Accumulated deficit	(656,744)	(568,459)

Total stockholders’ deficit	$(64,414)	$(5,962)

Total Liabilities and Stockholders’ Deficit	$260,840	$126,379

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(U.S. GAAP)

Unaudited

	Three Months Ended Mar 31 (in thousands, except share and per share amounts)
	2012	2011

Revenues	$—	$—
OPERATING EXPENSES:
Research and development(1)	4,756	4,449
Marketing, general and administrative(1)	14,027	2,726

Total operating expenses	18,783	7,175

Operating loss	(18,783)	(7,175)
Gain (loss) on change in fair value of derivative liability(2)	(66,209)	25,342
Interest income (expense), net	(3,951)	1
Other income (expense), net	68	77

Income (loss) from operations before taxes	(88,875)	18,245
Benefit (provision) for income taxes	590	49

Net and comprehensive income (loss)	$(88,285)	$18,294

Income (loss) per share:
Basic	$(0.65)	$0.15
Diluted	(0.65)	0.12

Weighted average shares:
Basic	136,011	123,426
Diluted	136,011	151,500

(1)	A substantial portion of the Amarin’s marketing, general and administrative costs represents non-cash warrant based compensation to former officers. Excluding non-cash stock and warrant based compensation, research and development expenses were $3,964 and $4,149 for the three months ending March 31 2012 and 2011, respectively and marketing, general and administrative expenses were $8,571 and $2,165, respectively, for the same periods.
(2)	Non-cash charges result from changes in the fair value of the warrant derivative liability. This liability is revalued at each reporting period and, upon exercise of warrants, is reclassified at fair value from liability to stockholders’ equity. These warrants are valued using the Black-Scholes option pricing model, they are classified for accounting purposes as financial derivatives because, under certain circumstances, the exercise price of the warrants could increase.

The following is a reconciliation of the non-GAAP financial measures used by Amarin to describe its financial results determined in accordance with United States generally accepted accounting principles (GAAP) An explanation of these measures is also included under the heading “Use of Non-GAAP Adjusted Financial Information” above.

RECONCILIATION OF NON-GAAP LIABILITIES

Unaudited

	March 31, 2012	December 31, 2011
	(in thousands)
Current Liabilities:
Accounts payable	$4,568	$4,419
Accrued expenses and other liabilities	5,016	4,033

Total current liabilities	$9,584	$8,452

Long-Term Liabilities
Warrant derivative liability	191,387	123,125
Long term debt and other long-term liabilities	124,283	764

Total liabilities – GAAP	$325,254	$132,341
Warrant derivative liability	(191,387)	(123,125)

Total liabilities – non GAAP	$133,867	$9,216

RECONCILIATION OF NON-GAAP NET INCOME / (LOSS)

Unaudited

	Three Months Ended March 31,
	2012	2011
	(In thousands, except share and per share amounts)
Net income/(loss) for EPS[1] – GAAP	$(88,285)	$18,294
Share based compensation expense	(3,874)	(1,540)
Warrant compensation income (expense)	(2,374)	679
Gain/(loss) on change in fair value of derivative	(66,209)	25,342

Adjusted net loss for EPS[1] – non GAAP	$(15,828)	$(6,187)

[1] Basic and diluted

Loss per share:
Basic and diluted – non GAAP	$(0.12)	$(0.05)

Weighted average shares:
Basic and diluted	136,011	123,426